Exhibit 5.1

                               PIPER & MARBURY
                                    L.L.P.

                             CHARLES CENTER SOUTH
                           36 SOUTH CHARLES STREET
                        BALTIMORE, MARYLAND 21201-3018


                               410-539-2530                     WASHINGTON
                          FAX: 410-539-0489                       NEW YORK
                                                              PHILADELPHIA
                                                                    EASTON


                                April 17, 1998





Agree Realty Corporation
31850 Northwestern Highway
Farmington Hills, Michigan  48334

                      Registration Statement on Form S-3
                      ----------------------------------

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Agree Realty Corporation, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3, as amended, of the Company (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") for offering by the Company from time to time of up to $125,000,000 aggregate initial offering price of: (i) shares of common stock, par value $0.0001 per share (the "Common Stock"); and (ii) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"). The Common Stock and the Preferred Stock are collectively referred to herein as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements (each a "Prospectus Supplement") to the final Prospectus (the "Prospectus"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

         In our capacity as special Maryland counsel, we have examined the Registration Statement, the Prospectus, the Charter and By-Laws of the Company, the proceedings of the Board of Directors of the Company or a committee thereof relating to the authorization of the preparation and filing of the Registration Statement and to the preparation of the Prospectus, a Certificate of the Secretary of the Company dated the date hereof, and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this



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Agree Realty Corporation                                   PIPER & MARBURY
April 17, 1998                                                  L.L.P.
Page 2


opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate of the Secretary of the Company and have not independently verified the matters stated therein.

         We assume that prior to the issuance of any shares of Common Stock or Preferred Stock there will exist, under the Charter of the Company, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock, whether by Charter amendment or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken. We further assume that appropriate certificates representing shares of Common Stock or Preferred Stock will be executed and delivered upon issuance and sale of any shares of Common Stock or Preferred Stock, as the case may be, and will comply with all applicable requirements of Maryland law. In addition, we assume that the underwriting agreements for the offerings of the Common Stock and the Preferred Stock (each, an "Underwriting Agreement") will be valid and legally binding agreements that conform to the description thereof set forth in the applicable Prospectus Supplement.

         We assume that the issuance, sale, amount and terms of the Securities to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Charter and By-Laws and with applicable Maryland law.

         Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that:

                  1. Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of certificates for shares of such Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the


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Agree Realty Corporation                                   PIPER & MARBURY
April 17, 1998                                                  L.L.P.
Page 3


         shares of Common Stock represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.

                  2. When a series of the Preferred Stock has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and applicable Maryland law, upon due authorization by Board Action of an issuance of such series of Preferred Stock, and, upon issuance and delivery of certificates for shares of such series of Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the shares of Preferred Stock represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.

         The opinion expressed herein is for the use of (i) the Company in connection with the Registration Statement, and (ii) Kramer, Levin, Naftalis & Frankel in giving their tax opinion to be filed as an exhibit to the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement.


                                                   Very truly yours,


                                                   /s/ Piper & Marbury L.L.P.